UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2012

MOLSON COORS BREWING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14829	84-0178360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202

1555 Notre Dame Street East, Montréal, Québec, Canada H2L 2R5

(Address of principal executive offices, including Zip Code)

(303) 927-2337 / (514) 521-1786

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 5, 2012, Molson Coors Brewing Company (the “Company”) received notice from the New York Stock Exchange (the “NYSE”), indicating that the Company was deficient in meeting the requirements of Section 303A.07(a) of the NYSE Listed Company Manual (the “LCM”) because the Company’s audit committee was not composed of at least three members at the time of the notice. This deficiency was the result of the retirement from the Board of Directors (the “Board”) of two of the Company’s independent directors who served on the Company’s audit committee.  Prior to the Company’s annual meeting of shareholders these individuals had reached the Company’s mandatory director retirement age, and were therefore not eligible for re-election to the Board.

On July 9, 2012, the Board appointed Roger Eaton, an independent director, to serve on the Company’s audit committee.  Therefore, the Company currently complies with Section 303A.07(a) of the LCM.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on a Form 8-K, on May 31, 2012, Roger Eaton was appointed to the Board. At the time of that filing, Mr. Eaton had not been appointed to any committees of the Board.  On July 9, 2012, the Board appointed Mr. Eaton to serve on the Company’s audit committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2012

MOLSON COORS BREWING COMPANY

/s/ Samuel D. Walker
By:	Samuel D. Walker
Global Chief Legal and People Officer

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